                      United Artists Theatre Circuit, Inc.          Exhibit 12.1
                       Ratio of Earnings to Fixed Charges
                              (Dollars in Millions)



                                                                                     Successor Corporation
                                                               -----------------------------------------------------------------
                                                                 Three Months Ended                    Years Ended
                                                                      March 31,                       December 31,
                                                               ----------------------   ----------------------------------------
                                                                 1997       1996         1996        1995       1994        1993
                                                                 ----       ----         ----        ----       ----        ----
Earnings:
Pretax income (loss) from
  continuing operations...................................     $ (1.9)     (12.4)       (45.5)      (67.5)     (26.6)      (30.2)
Minority interest in earnings of
  consolidated subsidiaries that have fixed charges.......        0.4        0.2          0.8         1.3        1.2         1.4
Fixed charges (from below)................................       17.0       15.6         67.0        65.4       56.3        55.1
                                                                 ----       ----         ----        ----       ----        ----
Total Earnings (Loss).....................................     $ 15.5        3.4         22.3        (0.8)      30.9        26.3
                                                                 ====       ====         ====        ====       ====        ====

Fixed Charges:
Interest expense and amortization of debt expense.........     $  9.7        8.7         38.3        41.0       33.0        31.6
Rent expense representing interest........................        7.3        6.9         28.7        24.4       23.3        23.5
                                                                 ----       ----         ----        ----       ----        ----
Total Fixed Charges.......................................       17.0       15.6         17.0        65.4       56.3        55.1
                                                                 ====       ====         ====        ====       ====        ====

Ratio of Earnings to Fixed Charges........................        -           -            -          -           -          -
                                                                 ====       ====         ====        ====       ====        ====

Deficiency................................................     $ (1.5)      12.2         44.7        66.2       25.4        28.8
                                                                 ====       ====         ====        ====       ====        ====
Consideration of Management Fees on
  Ratio of Earnings to Fixed Charges:
Management Fees...........................................       n/a          n/a        n/a         n/a          n/a        n/a
Total Earnings............................................       n/a          n/a        n/a         n/a          n/a        n/a
Total Fixed Charges.......................................       n/a          n/a        n/a         n/a          n/a        n/a

Ratio of Earnings to Fixed Charges........................       n/a          n/a        n/a         n/a          n/a        n/a


                                                                                          Predecessor
                                                                                          Corporation
                                                                                        ----------------
                                                                    Period from           Period from
                                                                   May 13, 1992          January 1, 1992
                                                                        to                     to
                                                                 December 31, 1992        May 12, 1992
                                                                 -----------------        ------------
Earnings:
Pretax income (loss) from
  continuing operations...................................            (26.9)                   0.0
Minority interest in earnings of
  consolidated subsidiaries that havefixed charges........              0.7                    0.5
Fixed charges (from below)................................             35.7                   17.0
                                                                       ----                   ----
Total Earnings (Loss).....................................              9.5                   17.5
                                                                       ====                   ====

Fixed Charges:
Interest expense and amortization of debt expense.........             20.6                    9.0
Rent expense representing interest........................             15.1                    8.0
                                                                       ----                   ----
Total Fixed Charges.......................................             35.7                   17.0
                                                                       ====                   ====

Ratio of Earnings to Fixed Charges........................              -                      1.0
                                                                       ====                   ====

Deficiency................................................             26.2                     -
                                                                       ====                   ====

Consideration of Management Fees on
  Ratio of Earnings to Fixed Charges:
Management Fees...........................................             n/a                     3.0
Total Earnings............................................             n/a                    20.5
Total Fixed Charges.......................................             n/a                    20.0

Ratio of Earnings to Fixed Charges........................             n/a                     1.0

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